Form N-SAR, Sub-Item 77C
Submission of matters to a vote of security holders


Nuveen Michigan Dividend Advantage Municipal Fund
333-58700
811-09453


The annual meeting of shareholders was held in the offices of Nuveen Investments on November 15, 2011;
at this meeting the shareholders were asked to vote on the election of Board Members, the elimination of Fundamental Investment Policies and the approval of new Fundamental Investment Policies. The meeting was subsequently adjourned to December 16, 2011.

Voting results for December 16, 2011 are as follows:

<c> Common and Preferred shares voting
together as a class
<c>  Preferred shares voting
together as a class
To approve the elimination of the
fundamental policies relating to the Funds ability to make loans.


   For
                1,629,481
                607,781
   Against
                   167,851
                  64,066
   Abstain
                     27,697
                    2,500
   Broker Non-Votes
                   448,334
                226,484
      Total
                2,273,363
                900,831



To approve the new fundamental policy
relating to the Funds ability to make
loans.


   For
                1,617,323
                606,281
   Against
                   171,009
                  65,566
   Abstain
                     36,697
                    2,500
   Broker Non-Votes
                   448,334
                226,484
      Total
                2,273,363
                900,831

Proxy materials are herein
incorporated by reference
to the SEC filing on October 14,
2011, under
Conformed Submission Type
DEF 14A, accession
number 0000950123-11-090048